Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 13, 2008, accompanying the consolidated financial statements included in the Annual Report of Encore Bancshares, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statement of Encore Bancshares, Inc. and subsidiaries on Form S-8 (File No. 333-144713, effective July 19, 2007).

/s/ Grant Thornton LLP

Houston, Texas

March 13, 2008